UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

VWR FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2011, Matthew Malenfant, Senior Vice President and President of North America, Lab Distribution and Services of VWR Funding, Inc. (the “Company”), resigned to pursue a Chief Executive Officer or Chief Operating Officer role outside of the Company. In connection with Mr. Malenfant’s resignation, the Company and Mr. Malenfant entered into a General Release (the “Release Agreement”). The Release Agreement will not become effective until September 27, 2011, which is the date it becomes irrevocable. Pursuant to the Release Agreement, Mr. Malenfant will receive severance payments and benefits under his existing employment agreement as if he resigned for good reason and the Company will be released from all obligations under the employment agreement. Mr. Malenfant will also receive $400,000, payable in equal installments over twelve months, in exchange for agreeing not to compete with the Company for 18 months and for agreeing to provide consulting services to the Company for six months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: September 19, 2011	By:	/s/ George Van Kula

Name: George Van Kula
Title: Senior Vice President, General Counsel and Secretary